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                                                                   EXHIBIT 24.02

                            EL PASO ELECTRIC COMPANY
                           CERTIFICATE OF RESOLUTION



    I, Guillermo Silva, Jr., Secretary of El Paso Electric Company, a Texas corporation (the "Company"), do hereby certify that attached hereto is a true, correct and complete copy of the resolution authorizing signatures pursuant to the Power of Attorney for the 1997 Form 10-K, duly adopted by the Board of Directors of the Company at a meeting of said Board duly convened and held on January 22, 1998.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 23rd day of March 1998.



                                              /s/ GUILLERMO SILVA, JR.
                                              ------------------------
                                                Guillermo Silva, Jr.
                                                     Secretary



(Corporate Seal)
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                            EL PASO ELECTRIC COMPANY
                               BOARD OF DIRECTORS
                                   RESOLUTION
                                JANUARY 22, 1998



     FURTHER RESOLVED, that James S. Haines, Eduardo A. Rodriguez, Gary R. Hedrick, Terry D. Bassham and Guillermo Silva, Jr. are each hereby duly appointed the Company's and its Officers' and Directors', true and lawful attorneys-in-fact and agents, for its place and stead, in any and all capacities, with full power to act alone, to sign the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 Form 10-K"), and any and all amendments thereto, and to file such 1997 Form 10-K and each such amendment, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto each of the said attorneys-in-fact and agents, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.